Exhibit 10.1

ASSET PURCHASE AGREEMENT

This is an ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of November 3, 2006, by and between FIRSTPLUS Auto Group, Inc., a Texas corporation (the “Buyer”), and Eddie Perkins (the “Seller”).

RECITALS

WHEREAS, the Seller is engaged in the business of executing motor vehicle retail installment sale contracts with motor vehicle purchasers, creating the contracts, the related receivables and servicing rights; and

WHEREAS, the Buyer desires to enter into an agreement with the Seller, pursuant to which the Buyer will purchase from the Seller, and Seller will sell to Buyer, such contracts and the related receivables and servicing rights; and

WHEREAS, the Seller is willing to sell all such contracts and receivables and servicing rights; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1 Definitions. As used herein, the following words and phrases shall have the following meanings, unless the content clearly requires otherwise:

“Agreement” shall mean this Asset Purchase Agreement, as it may from time to time be amended, supplemented or otherwise modified in accordance with the terms hereof.

“Amount Financed” means, with respect to a Receivable, the aggregate amount advanced under such Receivable toward the purchase price of the Financed Vehicles and any related costs, including amounts advanced in respect of accessories, insurance premiums, service, car club and warranty contracts, other items customarily financed as part of motor vehicle retail installment sale contracts or promissory notes, and related costs.

“Ancillary Servicing Income” means, all compensation, other than the Servicing Fees, to which the servicer of the Receivables is entitled to receive as provided in each of the Servicing Agreements, including without limitation, prepayment fees, late fees, bad check charges, telefacsimile fees, assumption fees, subordination fees, premiums, and interest, income or other direct monetary benefits relating to accounts into which payments with respect to the Receivables (including payments of principal and interest) are deposited and held.

“Closing Date” means November 3, 2006.

“Conveyed Property” means any and all of the property described in the Section 2.1 below.

“Cut-off Date” means November 3, 2006.

“Dealer” means a dealer who sold a Financed Vehicle and who originated and assigned the respective Receivable to the Seller or an Originator under a Dealer Agreement.

“Dealer Agreement” means any agreement between the Seller or an Originator and a Dealer relating to the acquisition of Receivables from a Dealer by the Seller or an Originator.

“Dealer Assignment” means, with respect to a Receivable, the executed assignment executed by a Dealer conveying such Receivable to an Originator.

“Due Date” means, with respect to a Receivable, the date on which a payment on such Receivable is due.

“Financed Vehicle” means an automobile or light-duty truck, together with all accessions thereto, securing an Obligor’s indebtedness under the respective Receivable.

“Governmental Authority” means (a) any federal, state, county, municipal or foreign government or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal or (d) with respect to any Person, any arbitration tribunal or other non-governmental authority to the jurisdiction of which such Person has consented.

“Lien” means a security interest, lien, charge, pledge, equity, or encumbrance of any kind.

“Lien Certificate” means, with respect to a Financed Vehicle, an original certificate of title, certificate of lien or other notification issued by the Registrar of Titles of the applicable state to a secured party which indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title. In any jurisdiction in which the original certificate of title is required to be given to the Obligor, the term “Lien Certificate” shall mean only a certificate or notification issued to a secured party.

“Lockbox Account” means any bank account into which collections under the Receivables are deposited.

“Lockbox Agreement” means a letter agreement among a bank, the Seller, and a Servicer relating to one or more Lockbox Accounts, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms thereof.

“Obligor” on a Receivable means the purchaser or co-purchasers of the Financed Vehicle and any other Person who owes payments under the Receivable.

“Officers’ Certificate” means a certificate signed by (i) the Chairman of the Board, President, Executive Vice President, Senior Vice President, Vice President, or Assistant Vice President of the Person delivering such certificate, or (ii) by a Servicing Official in the case of the Servicer, and in each case delivered pursuant to this Agreement.

“Opinion of Counsel” means a written opinion singed by legal counsel to the Person delivering such opinion.

“Originator” means consumer finance companies, depository institutions and other financial institutions engaged in the financing of motor vehicle retail installment sale contracts from whom the Seller acquired Receivables; provided, however, that “Originators” shall not include Dealers.

“Originator Agreement” means an agreement pursuant to which the Seller acquired Receivables from an Originator.

“Person” means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof or any other entity.

“Principal Balance” means, with respect to any Receivable, as of any date, the Amount Financed minus the principal portion of each payment applied to such Receivable and processed by the Servicer on or before such date.

“Receivable” means each motor vehicle retail installment sale contract and security agreement (including any and all rights to receive payments thereunder on and after the Cut-off Date and security interests in the Financed Vehicle securing such contract or note) assigned and transferred to the Buyer hereunder as of the Closing Date.

“Receivable Documents” means, with respect to a Receivable, all papers and documents (including those contained in the Receivable File) and all other papers and records (including computerized data) of whatever kind or description, required to document the Receivable or to service the Receivable.

“Receivables Files” means with respect to a Receivable, the fully executed original of such Receivable; the original Title Document or UCC financing statement evidencing that the security interest in a Financed Vehicle granted to the Seller under such Receivable has been perfected under applicable state law (except for any Title Documents or UCC financing statements not returned from the applicable public records office, in which case the Seller will deliver to the Buyer, on the Closing Date a Seller’s Certificate indicating that the original of such Title Document has been applied for at, or the original of such UCC financing statement was delivered to, such public office and shows the Seller as the lienholder or secured party and that the Seller will deliver the originals thereof when returned from such office); the original of any assumption agreement or any modification, extension or refinancing agreement; and the original application of the related Obligor to obtain the financing extended by such Receivable.

“Receivables Purchase Price” means $520,000, with a 20% hold back for credit enhancement for the benefit of the Buyer (the “Hold Back Amount”). An initial payment of $208,000 (or 40% of the Receivables Purchase Price) will be paid on the Closing Date by wire transfer of immediately available funds, in lawful money of the United States of America, to the bank account of Seller as notified in writing to Buyer. A second installment payment of $208,000 (or 40% of the Receivables Purchase Price) will be paid 60 days subsequent to the Cut-off Date on January 2, 2007 by wire transfer of immediately available funds, in lawful money of the United States of America, to the bank account of Seller as notified in writing to Buyer. The initial 20% Hold Back Amount of $104,000 will be released to the Seller on a monthly basis by wire transfer of immediately available funds, in lawful money of the United States of America, to the bank account of Seller as notified in writing to Buyer when the cumulative collections on the notes in the Receivable Schedule is greater than the $526,000. For each month end, the amount of the Hold Back Amount to be released to Seller will be the amount of cumulative collections on the notes in the Receivable Schedule in excess of $526,000.

“Receivables Schedule” means the schedule of Receivables attached hereto as Schedule A, such schedule identifying each Receivable being transferred and assigned to the Trust pursuant to this Agreement by the name of the Obligor and setting forth as to each such Receivable its Principal Balance as of the Cut-off Date, loan number, the annual percentage rate (as such term is used with respect to the federal Truth-in-Lending Act) of interest borne by, and indicated on, such Receivable, scheduled monthly payment of principal and interest, final maturity date and original principal amount.

“Registrar of Titles” means, with respect to any state, the governmental agency or body responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon.

“Seller’s Certificate” means a certificate signed by Seller and delivered pursuant to this Agreement.

“Servicer” means the servicer of the Receivables with whom the Buyer has entered into a Servicing Agreement, if any, and each successor Servicer.

“Servicing Agreements” means each of the agreements which govern the rights and obligations with respect to the servicing of the receivables.

“Servicing Fees” means with respect to each Receivable, the fee that the servicer of such Receivable is entitled to receive in accordance with the related Servicing Agreements.

“Servicing Files” means with respect to each of the receivables, the documents, files and other items, including but not limited to, the related Receivable File, the computer files, data disks, books, records, data tapes, notes and all additional documents generated as a result of or utilized in connection with the origination of such Receivable and/or are necessary to service such Receivable.

“Servicing Rights” means with respect to each Receivable, all of Seller’s right, title, and interest in and to each of the Servicing Agreements, including (a) all rights to service and collect amounts due under the receivables; (b) any payments or monies payable to, or to be received for, servicing the Receivables, including without limitation, Servicing Fees and any Ancillary Servicing Income; (c) all agreements or documents creating, defining or evidencing any such Servicing Rights and all rights of the Seller thereunder, including, but not limited to, any clean-up calls and termination options; (d) possession and use of any and all Servicing Files pertaining to the Receivables; and (e) all rights, powers and privileges incident to any of the foregoing.

“Servicing Official” means any employee of the Servicer involved in, or responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing employees furnished to the Buyer by the Servicer, as such list may from time to time be amended.

“Title Documents” means, with respect to any Financed Vehicle, the actual motor vehicle title or certificate of title for such Financed Vehicle issued by the Registrar of Titles or other government agency in the jurisdiction in which such Financed Vehicle is registered; alternatively, in those certain jurisdictions whose law requires that the original of the actual motor vehicle title or certificate of title be possessed by the Obligor, then, in lieu of the actual title or certificate of title, Title Documents shall mean such duplicate titles, certificates or other documents as are permitted, required and/or contemplated to be possessed by the secured party under the laws of such jurisdiction.

“Transaction Documents” means this Agreement and any other agreements, documents or instruments contemplated by or to be executed and delivered in connection with this Agreement.

“UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction on the date of the Agreement.

Section 1.2 Other Definitional Provisions.

(a) All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b) As used in this Agreement, in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such instrument, certificate or other document, and accounting terms partly defined in this Agreement or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such instrument, certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such instrument, certificate or other document shall control.

(c) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

Section 1.3 Usage of Terms. With respect to all terms used in this Agreement, the singular includes the plural and the plural includes the singular; words importing any gender include the other gender; references to “writing” include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; the terms “include” or “including” mean “include without limitation” or “including without limitation”; the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Article, Section, Schedule and Exhibit references, unless otherwise specified, refer to Articles, Sections, Schedules and Exhibits to this Agreement.

Section 1.4. Certain References. All references to the Principal Balance of a Receivable as of any date of determination shall refer to the close of business on such day.

Section 1.5. Calculations as to Principal and Interest in Respect of Receivables. For all purposes of this Agreement the allocation of a payment on a Receivable between principal and interest shall be made based upon the amortization method provided in such Receivable. For purposes of allocating a pay-ahead payment on a Receivable between principal and interest, the pay-ahead shall be deemed to have been received on the date it was actually due. For all purposes of this Agreement, no amount shall be treated as collected under a Receivable until such amount has been deposited into the Lockbox Account.

ARTICLE II
SALE OF RECEIVABLES
Section 2.1. Sale of Receivables. Subject to the satisfaction of the conditions precedent set forth in Article III hereof, on the Closing Date in consideration of the Buyer’s delivery to or upon the order of the Seller by wire transfer in immediately available funds to the account designated by Seller in accordance with the definition of the Receivables Purchase Price, the Seller shall sell, transfer, assign, pledge, set over and otherwise convey to the Buyer, without recourse (subject to the obligations set forth herein), all right, title and interest of the Seller in, to and under:

(a) the Receivables and all moneys received thereon on or after the Cut-off Date;

(b) all security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables sold and any other interest of the Seller in such Financed Vehicles;

(c) all proceeds and all rights to receive proceeds with respect to the Receivables sold from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors and any proceeds from the liquidation of such Receivables;

(d) all of Seller’s right, title and interest in and to (i) the Servicing Rights, (ii) the Servicing Files, and (iii) the Servicing Agreements;

(e) the related Receivables Files and any and all other documents that the Seller keeps on file in accordance with its customary procedures relating to the Receivables, the Obligors or the Financed Vehicles; and

(f) all proceeds of any and all of the foregoing.

Section 2.2 Nature of Transaction. It is the intention of the Seller that each sale and assignment contemplated by this Agreement shall constitute a sale of the Receivables and other property from the Seller to the Buyer and the beneficial interest in and title to the Receivables and the Conveyed Property shall not be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. In the event that, notwithstanding the intent of the Seller, the sale and assignment contemplated hereby is held not to be a sale, this Agreement shall constitute a security agreement, and the Seller hereby grants to the Buyer a security interest in all of the Conveyed Property, whether now owned or hereafter acquired and wherever located. At the request of the Buyer, the Seller, at its expense, will take all action necessary or advisable to perfect and protect such security interest, free and clear of all Liens.

Section 2.3 Further Encumbrance of Conveyed Property; Additional Covenants of the Seller.

(a) Immediately upon the conveyance to the Buyer by the Seller of any item of the Conveyed Property, all right, title and interest of the Seller in and to such item of Conveyed Property shall terminate, and all such right, title and interest shall vest in the Buyer.

(b) Immediately upon the vesting of the Conveyed Property in the Buyer, the Buyer shall have the sole right to transfer, sell, pledge or otherwise encumber, the Conveyed Property.

(c) Without limiting the foregoing, the Seller covenants as follows:

(i) Liens in Force. The Financed Vehicle securing each Receivable shall not be released by the Seller in whole or in part from the security interest granted under the Receivable, except upon payment in full of the Receivable or as otherwise contemplated herein and the Seller shall not take or permit any action inconsistent with the foregoing;

(ii) No Impairment. The Seller shall do nothing to impair the rights of the Buyer in the Receivables, the Dealer Agreements, the Dealer Assignments, Originator Agreements, the Insurance Policies or any other property or interest comprising the Other Conveyed Property;

(iii) No Amendments. The Seller shall not take or permit any action to extend or otherwise amend the terms of any Receivable; and

(iv) Restrictions on Liens. The Seller shall not: (i) create or incur or agree to create or incur, or consent to cause (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien or restriction on transferability of the Receivables or of any Conveyed Property except for the Lien in favor of the Buyer, and the restrictions on transferability imposed by this Agreement or (ii) sign or file under the UCC of any jurisdiction any financing statement or sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Receivables or to any Conveyed Property. The Seller will take no action to cause any Receivable to be evidenced by an instrument (as such term is defined in the relevant UCC).

Section 2.4 Power of Attorney. The Seller hereby irrevocably constitutes and appoints the Buyer and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the name of the Seller or in its own name, to take, any and all actions and to execute any and all documentation which the Buyer at any time and from time to time deems necessary or desirable to: (a) convey to the Buyer all of the Seller's right, title and interest in and to each Receivable and any and all of the other Conveyed Property, (b) to permit the Buyer to exercise the rights and remedies provided for herein and in the related Receivable Documents and Receivables Files, (c) to permit the Buyer to sell, transfer, pledge, convey, make any agreement with respect to or otherwise deal with any of the Receivables and other Conveyed Property as the absolute owner thereof for all purposes, and to do, at the Buyer's option at any time, or from time to time, all acts and things which the Buyer deems necessary to protect, preserve, maintain, or realize upon the Receivables and other Conveyed Property. THIS POWER OF ATTORNEY IS A POWER COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE. This power of attorney is conferred on the Buyer to protect, preserve, maintain and realize upon its interest in the Receivables and the other Conveyed Property.

ARTICLE III
CONDITIONS PRECEDENT

Section 3.1 Deliveries by the Seller. In addition to the receipt of documents and satisfaction of other conditions set forth in Article II hereto, the following shall have been delivered, and shall be satisfactory in form and substance to the Buyer such documents, instruments and certificates as the Buyer may reasonably request.

ARTICLES IV
THE RECEIVABLES

Section 4.1 Representations and Warranties of the Seller.

The Seller makes the following representations and warranties as to the Receivables on which the Buyer is deemed to have relied in acquiring the Receivables. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date with respect to the Receivables sold on such date, but shall survive the sale, transfer and assignment of the Receivables to the Buyer:

(a) immediately prior to the Closing Date, the Seller had a valid, subsisting and enforceable security interest in the related Financed Vehicle, and such security interest had been duly perfected and was prior to all other present and future liens and security interests (except future tax liens and liens that, by statute, may be granted priority over previously perfected security interests) that now exist or may hereafter arise, and the Seller had the full right to assign such security interest to the Buyer;

(b) on and after the Closing Date, there shall exist under the Receivable a valid, subsisting and enforceable first priority perfected security interest in the Financed Vehicle securing such Receivable (other than, as to the priority of such security interest, any statutory lien arising by operation of law after the Closing Date which is prior to such interest) and at such time as enforcement of such security interest is sought there shall exist a valid, subsisting and enforceable first priority perfected security interest in such Financed Vehicle in favor of the Buyer (other than, as to the priority of such security interest, any statutory lien arising by operation of law after the Closing Date, which is prior to such interest);

(c) no Receivable has been sold, assigned or pledged to any other Person or any such pledge has been released; immediately prior to the transfer and assignment herein contemplated, the Seller has good and marketable title thereto free and clear of any lien, encumbrance, equity, pledge, charge, claim or security interest and is the sole owner thereof and has full right to transfer such Receivable to the Buyer. No Dealer has a participation in, or other right to receive, proceeds of any Receivable. The Seller has not taken any action to convey any right to any Person that would result in such Person having a right to payments received under the related Dealer Agreements, Originator Agreements, payments due under such Receivable or any insurance policy benefiting the holder of the Receivable providing loss or physical damage, credit life, credit disability, theft, mechanical breakdown or similar coverage with respect to any Receivable;

(d) upon the transfers pursuant to Section 2.1, the Buyer will have a first priority ownership or security interest in each such Receivable free and clear of any encumbrance, lien, pledge, charge, claim, security interest or rights of others; the purchase of each such Receivable by the Seller from a Dealer or Originator was not an extension of financing to such Dealer or Originator;

(e) there is no lien against any related Financed Vehicle for delinquent taxes;

(f) there is no right of rescission, offset, defense or counterclaim to the obligation of the related Obligor to pay the unpaid principal or interest due under such Receivable; the operation of the terms of such Receivable or the exercise of any right thereunder will not render such Receivable unenforceable in whole or in part or subject to any right of rescission, offset, defense or counterclaim, and no such right of rescission, offset, defense or counterclaim has been asserted;

(g) no Receivable is assumable by another Person in a manner which would release the Obligor thereon from such Obligor’s obligations to the Seller with respect to such Receivable;

(h) there are no prior liens or claims for work, labor or material affecting any related Financed Vehicle which are or may become a lien prior to or equal with the security interest granted by such Receivable;

(i) each Receivable and the sale of the related Financed Vehicle complied at the time it was originated or made, and at the date such Receivable is sold by the Seller to the Buyer, complies, in all material respects, with all requirements of applicable Federal, state and local laws and regulations thereunder, including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Federal Trade Commission Credit Practices Rule, state unfair and deceptive trade practice laws, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and any other applicable consumer credit, equal credit opportunity and disclosure laws;

(j) each such Receivable is a legal, valid and binding obligation of the Obligor thereunder and is enforceable in accordance with its terms, except only as such enforcement may be limited by laws affecting the enforcement of creditors’ rights generally whether enforcement is sought in a proceeding in equity or at law, and all parties to such Receivable had full legal capacity to execute such Receivable and all documents related thereto and to grant the security interest purported to be granted thereby at the time of execution and grant;

(k) as of the Closing Date, the terms of each such Receivable have not been impaired, waived, altered or modified in any respect, except by written instruments that are part of the Receivable Documents, and no such Receivable has been satisfied, subordinated or rescinded;

(l) at the time of origination of each such Receivable, the proceeds of such Receivable were fully disbursed, there is no requirement for future advances thereunder, and all fees and expenses in connection with the origination of such Receivable have been paid;

(m) there is no default, breach, violation or event of acceleration existing under any such Receivable and no event which, with the passage of time or with notice or with both, would constitute a default, breach, violation or event of acceleration under any such Receivable or would otherwise affect the value or marketability of such contract; the Seller has not waived any such default, breach, violation or event of acceleration; and as of the Cut-off Date, the related Financed Vehicle has not been repossessed;

(n) at the origination date of each such Receivable, the related Financed Vehicle was covered by a comprehensive and collision insurance policy (a) in an amount at least equal to the lesser of (i) the actual cash value of the related Financed Vehicle or (ii) the unpaid balance owing of such Receivable, less the amount of the add-on finance charge that, under the term of such Receivable, would be required to be refunded or credited to the related Obligor in accordance with such Receivable if such Receivable were then prepaid in full, (b) naming the Seller as a loss payee and (c) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage; each Receivable requires the Obligor to maintain physical loss and damage insurance, naming the Seller as an additional insured party;

(o) each such Receivable that was acquired by the Seller from either a Dealer with which it ordinarily does business or from an Originator; such Dealer or Originator, as applicable, had full right to assign to the Seller such Receivable and the security interest in the related Financed Vehicle (and the Dealer that assigned any such Receivable to any such Originator had full right to assign to such Originator such Receivable and the security interest in the related Financed Vehicle) and the Dealer’s or Originator’s assignment thereof to the Seller is legal, valid and binding (and any assignment by an Dealer to any Originator is legal, valid and binding);

(p) each such Receivable contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the related Financed Vehicle of the benefits of the security;

(q) scheduled payments under each such Receivable are due monthly (or, in the case of the first payment, no later than the forty-fifth day after the date of the Receivable) in substantially equal amounts to maturity (other than with respect to those Receivables designated as balloon contracts on the related Receivables Schedule), and will be sufficient to fully amortize such Receivable at maturity, assuming that each scheduled payment is made on its Due Date; such scheduled payments are applicable only to payment of principal and interest on such Receivable and not to the payment of any insurance premiums (although the proceeds of the extension of credit on such Receivable may have been used to pay insurance premiums); and the original term to maturity of each such Receivable was not more than 60 months;

(r) each Receivable provides for, in the event that such contract is prepaid, a prepayment that fully pays the principal balance and includes accrued but unpaid interest through the date of prepayment in an amount at least equal to the annual Percentage rate;

(s) the collection practices used with respect to each such Receivable have been in all material respects legal, proper, prudent and customary in the automobile installment sales contract or installment loan servicing business;

(t) there is only one original of each such Receivable, the Seller or a servicer is currently in possession of the Receivable Documents for such Receivable and there are no custodial agreements in effect adversely affecting the rights of the Seller to make the deliveries required hereunder on the Closing Date;

(u) as of the Cut-off Date, no Obligor was the subject of a current bankruptcy proceeding;

(v) with respect to each Due Period, the aggregate of the interest due on all the Receivables in such Due Period from scheduled payments is in excess of the Servicing Fee due;

(w) the Receivables constitute “chattel paper” within the meaning of the UCC as in effect in the applicable jurisdiction and all filings (including without limitation, UCC filings) required to be made and all actions required to be taken or performed by any Person in any jurisdiction to give the Seller a first priority perfected lien on, or ownership interest in, the Receivables and the proceeds thereof have been made, taken or performed;

(x) the information regarding such Receivables set forth in the Receivables Schedule is true and correct in all material respects at the Cut-off Date and the Closing Date; each Receivable was originated in the United States of America and at the time of origination, materially conformed to all requirements of the Seller’s underwriting policies and guidelines then in effect; and no Obligor is the United States of America or any state or any agency, department, subdivision or instrumentality thereof;

(y) by the Closing Date, the Seller will have caused the portions of the Seller’s servicing records relating to the Receivables to be clearly and unambiguously marked to show that the Receivables constitute part of the Conveyed Property and are owned by the Buyer in accordance with the terms of this Agreement;

(z) the computer tape or listing made available by the Seller to the Buyer on the Closing Date was complete and accurate as of the Cut-off Date, and includes a description of the same Receivables that are described in the Receivables Schedule;

(aa) no Receivable was originated in, or is subject to the laws of, any jurisdiction, the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Receivable under this Agreement. The Seller has not entered into any agreement that prohibits, restricts or conditions the assignment of any portion of the Receivables;

(bb) the Obligor of each Receivable is required to make payments to a Lockbox Account that is subject to a Lockbox Agreement; and

(ee) no Receivable provides for a prepayment penalty.

Section 4.2 Repurchase upon Breach.

The Seller, the Servicer or the Buyer, as the case may be, shall inform the other parties to this Agreement promptly, in writing, (i) upon the discovery of any breach of the Seller’s representations and warranties made pursuant to Section 4.1, and (ii) of any Receivable for which the related Lien Certificate has not been received within 30 days following the Closing Date with respect thereto (for purposes of this Section 4.2, each of the foregoing referred to as a “breach”). As of the last day of the month in which the Seller, the Servicer or the Buyer, as the case may be, discovers the breach, or in which the Seller receives notice of such breach, unless such breach is cured by such date, the Seller shall have an obligation to repurchase any Receivable that is adversely affected and/or in which the interests of the Buyer are adversely affected by any such breach. The sole remedy of the Buyer with respect to a breach of representations and warranties pursuant to Section 4.1 and the agreement contained in this Section shall be the repurchase of Receivables and Seller indemnity pursuant to this Section, subject to the conditions contained herein. The Buyer shall have no duty to conduct any affirmative investigation as to the occurrence of any conditions requiring the repurchase of any Receivable pursuant to this Section.

In addition to the foregoing and notwithstanding whether the related Receivable shall have been purchased by the Seller, the Seller shall indemnify the Buyer and any Servicer and any of their respective officers, directors, employees or agents, against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach.

ARTICLE V
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PARTIES; INDEMNITIES

Section 5.1 Representations, Warranties and Covenants of the Seller. The Seller makes the following representations on which the Buyer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of Closing Date with respect to the Receivables sold on such date, and shall survive the sale of the Receivables to the Buyer and the Closing Date.

(a) The Seller has the power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to carry out its terms and their terms, respectively; the Seller has full power and authority to sell and assign the Receivables and the Conveyed Property to be sold and assigned to and deposited with the Buyer by it.

(b) This Agreement effects a valid sale, transfer and assignment of the Receivables and the Conveyed Property, enforceable against the Seller and creditors of and purchasers from the Seller; and this Agreement and the other Transaction Documents to which the Seller is a party, when duly executed and delivered, shall constitute legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms.

(c) The Seller is in compliance in all material respects with ERISA and there is no lien of the Pension Benefit Guaranty Corporation on any of the Receivables or Conveyed Property.

(d) The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which the Seller is a party and the fulfillment of the terms of this Agreement and the other Transaction Documents to which the Seller is a party shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default of the Seller, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or any of its properties.

(e) There are no proceedings or investigations pending or, to the Seller’s knowledge, threatened, against the Seller, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties (i) asserting the invalidity of this Agreement or any of the other Transaction Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (iii) seeking any determination or ruling that might materially and adversely affect the Receivables or the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any of the other Transaction Documents, (iv) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the transactions contemplated by the Transaction Documents, or (v) involving any Receivable.

(f) (i) The Seller is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any Governmental Authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any other Transaction Document which has not already been obtained, and (ii) the Seller has obtained or made all necessary consents, approvals, waivers and notifications of creditors, lessors, and other non-governmental Persons, in each case, in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated herein and therein.

(g) No statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transaction contemplated hereby contains or will, when furnished, contain any untrue statement of a material fact or omits or will, when furnished, omit to state a material fact necessary to make the statements contained therein not misleading, in light of the circumstances under which they were made.

(h) The Seller has filed all federal, state, county, local and foreign income, franchise and other tax returns required to be filed by it through the date hereof, and has paid all taxes reflected as due thereon.

(i) Seller is solvent and will not become insolvent after giving effect to the transactions contemplated hereunder; Seller is paying its debts as they become due; Seller, after giving effect to the contemplated transactions, will have adequate capital to conduct its business.

The Seller shall indemnify the Buyer and any Servicer, their respective officers, directors, agents and employees, and hold each of them harmless against any and all damages (including all expenses and legal fees) resulting from a breach of the representations and warranties set forth in this Section 5.1.

(j) Seller has sold the vehicles collateralizing the Receivables to the borrowers on an “As Is” basis and the Receivables are not encumbered in any way by any warranties made by Seller to the borrowers related to the vehicle sales.

Section 5.2. Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.
(a) The Seller shall indemnify, defend and hold harmless the Buyer and any Servicer (if other than the Seller) from and against any taxes that may at any time be asserted against any such Person with respect to, and as of the date of, each sale of Receivables to the Buyer including any sales, gross receipts, general corporation, tangible or intangible personal property, privilege or license taxes (but not including any taxes asserted with respect to ownership of the Receivables or federal or other income taxes, including franchise taxes measured by net income) and all costs and expenses in defending against the same.

(b) The Seller shall indemnify, defend and hold harmless the Buyer and any Servicer (if other than the Seller) from and against any loss, liability or expense incurred by reason of the Seller’s willful malfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement.

(c) Indemnification under this Section 5.3 shall survive the termination of this Agreement and shall include all reasonable fees and expenses of counsel and other expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.

Section 5.3 Limitation on Liability of Seller and Others. The Seller and any director or officer or employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under any Transaction Document. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

Section 5.4 Representations and Warranties of the Buyer. The Buyer makes the following representations on which the Seller is deemed to have relied in entering this Agreement. The representations speak as of the execution and delivery of this Agreement and as of Closing Date.

(a) The Buyer has been duly organized and is validly existing as a limited liability in good standing under the laws of the State of Texas, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to purchase and own the Receivables and the Conveyed Property.

(b) The Buyer is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect Seller’s ability to sell the Receivables and the Conveyed Property to the Buyer pursuant to this Agreement, or the validity or enforceability of the Receivables and the Conveyed Property or to perform Seller’s obligations hereunder and under the other Transaction Documents.

(c) The Buyer has the power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to carry out its terms and their terms, respectively; the Buyer has full power and authority to purchase the Receivables and the Conveyed Property to be purchased by it and has duly authorized such purchase from the Seller by all necessary limited liability company action; and the execution, delivery and performance of this Agreement and the other Transaction Documents to which the Buyer is a party have been duly authorized by the Buyer by all necessary limited liability company action.

(d) The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which the Buyer is a party and the fulfillment of the terms of this Agreement and the other Transaction Documents to which the Buyer is a party shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the regulations or articles of organization of the Buyer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Buyer is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Buyer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Buyer or any of its properties.

(e) There are no proceedings or investigations pending or, to the Buyer’s knowledge, threatened, against the Buyer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Buyer or its properties (i) asserting the invalidity of this Agreement or any of the other Transaction Documents or (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents.

(f) (i) The Buyer is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any Governmental Authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any other Transaction Document which has not already been obtained, and (ii) the Buyer has obtained or made all necessary consents, approvals, waivers and notifications of creditors, lessors, and other non-governmental Persons, in each case, in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated herein and therein.

ARTICLE VI
MISCELLANEOUS PROVISIONS

Section 6.1. Amendment. This Agreement may only be amended in writing from time to time by the parties hereto.

Section 6.2 Protection of Title.

(a) The Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Buyer in the Conveyed Property and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Buyer file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b) Without limiting any other provision of this Agreement, neither the Seller nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the Relevant UCC, unless it shall have given the Buyer at least 15 days’ prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements. Promptly upon such filing, the Seller shall deliver an Opinion of Counsel in form and substance reasonably satisfactory to the Buyer, stating either (A) all financing statements and continuation statements have been executed and filed that are otherwise required hereunder to be filed by the Seller or the Servicer, as applicable, that are necessary fully to preserve and protect the interest of the Buyer in the Receivables, and reciting the details of such filings or referring to prior opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.

(c) The Seller shall have an obligation to give the Buyer at least 60 days’ prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the relevant UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment.

(d) If at any time the Seller shall propose to sell, grant a security interest in or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Seller or the Servicer, as applicable, shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Buyer.

Section 6.3 Notices. All demands, notices and communications upon or to the Seller or the Buyer under this Agreement shall be in writing, personally delivered, or mailed by overnight courier, express mail or certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt by such Person at its address specified below:

if to Buyer:

FIRSTPLUS Auto Group, Inc.
5100 N. O’Connor Blvd. 6th Floor
Irving, Texas 75039
Attn: Jim Roundtree
Telecopy: 214 496 1298

with a copy to:
Jenkens & Gilchrist, P.C.
1445 Ross Avenue, Suite 3200
Dallas, Texas 75202
Attn: Doug Berman
Telecopy: (214) 855-4300

if to Seller:

Eddie Perkins
5100 N. O’Connor Blvd. 6th Floor
Irving, Texas 75039
Telecopy: 214 496 1298

Section 6.4 Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by the Seller without the prior written consent of the Buyer.

Section 6.5 Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Property or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

Section 6.6 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 6.7 Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 6.8 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 6.9 Consents to Jurisdiction. Each of the parties hereto irrevocably submits to the jurisdiction of any court in the State of Texas located in the city and county of Dallas, and any appellate court from any thereof, in any action, suit or proceeding brought against it and related to or in connection with this Agreement, the other Transaction Documents or the transactions contemplated hereunder or thereunder or for recognition or enforcement of any judgment and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such suit or action or proceeding may be heard or determined in such Dallas state court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent permitted by applicable law, each of the parties hereby waives and agrees not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or any of the other Transaction Documents or the subject matter hereof or thereof may not be litigated in or by such courts. Nothing contained in this Security Agreement shall limit or affect the rights of any party hereto to serve process in any other manner permitted by law or to start legal proceedings relating to any of the Transaction Documents against the Seller, the Servicer, the Buyer or their respective property in the courts of any jurisdiction.

Section 6.10 TRIAL BY JURY WAIVED. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OF THE OTHER TRANSACTION DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER OR THEREUNDER. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS TO WHICH IT IS A PARTY, BY AMONG OTHER THINGS, THIS WAIVER.

Section 6.11 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

BUYER:

FIRSTPLUS Auto Group, Inc.

By:	/s/ Jim Roundtree
Name:	Jim Roundtree
Title:	Chief Financial Officer

SELLER:

/s/ Eddie Perkins
Eddie Perkins, individually and doing business as Pierce Auto Group